UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):     May 24, 2006
MIDWAY GAMES INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12367	22-2906244
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification Number)
2704 West Roscoe Street, Chicago, Illinois 60618
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (773) 961-2222
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On May 24, 2006, Midway Games Inc. (“Midway”) agreed to sell $75 million aggregate principal amount of its 7.125% Convertible Senior Notes due 2026 (the “Notes”), pursuant to the terms of a Purchase Agreement dated as of May 24, 2006, between Midway and Banc of America Securities LLC (the “Initial Purchaser”), a copy of which is attached hereto as Exhibit 10.1 (the “Purchase Agreement”). The Notes are being offered only to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).
     The above description of the Purchase Agreement is qualified in its entirety by reference to the terms of the Purchase Agreement, attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 8.01 Other Events
     On May 24, 2006, Midway Games Inc. (“Midway”) issued a press release relating to the pricing of a private offering (“Private Offering”) of $75 million aggregate principal amount of its 7.125% Convertible Senior Notes due 2026 (the “Notes”). A copy of the press release is attached to this report as Exhibit 99.1. Exhibit 99.1 is incorporated herein by this reference.
     The information contained in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any of the Notes. The Notes to be offered will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits

Exhibit No.	Description

10.1	Purchase Agreement, dated as of May 24, 2006, between Midway and the Initial Purchaser.

99.1	Press Release of Midway Games Inc. dated May 24, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWAY GAMES INC.
May 24, 2006	By:	/s/ David F. Zucker
David F. Zucker
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Purchase Agreement, dated as of May 24, 2006, between Midway and the Initial Purchaser.

99.1	Press Release of Midway Games Inc. dated May 24, 2006.